Exhibit 10.8

EXECUTION COPY

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

dated as of

October 6, 2005,

among

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Revolving Facility Agent,

CREDIT SUISSE,

as Term Loan Agent,

NEWTON ACQUISITION, INC.,

NEWTON ACQUISITION MERGER SUB, INC. (to be merged with
and into The Neiman Marcus Group, Inc.)

and

The subsidiaries of The Neiman Marcus Group, Inc. named herein

[CS&M #5865-334]

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of October 6, 2005, among DEUTSCHE BANK TRUST COMPANY AMERICAS, as agent for the Revolving Facility Secured Parties referred to herein; CREDIT SUISSE, as agent for the Term Loan Secured Parties and the Existing Notes Secured Parties referred to herein; NEWTON ACQUISITION, INC.; NEWTON ACQUISITION MERGER SUB, INC. (to be merged with and into The Neiman Marcus Group, Inc.); and the subsidiaries of The Neiman Marcus Group, Inc. named herein.

Reference is made to (a) the Revolving Facility Credit Agreement (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), under which the Revolving Facility Lenders have extended and agreed to extend credit to the Company, (b) the Term Loan Credit Agreement, under which the Term Loan Lenders have extended credit to the Company and (c) the Existing Notes Indenture governing the Existing Notes.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Revolving Facility Agent (for itself and on behalf of the Revolving Facility Secured Parties), the Term Loan Agent (for itself and on behalf of the Term Loan Secured Parties and the Existing Notes Secured Parties), Holdings, the Company, NM Nevada Trust, a Massachusetts business trust, and the subsidiaries of the Company identified on Schedule I hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Construction; Certain Defined Terms.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any person shall be construed to include such person’s successors and permitted assigns, but shall not be deemed to include the subsidiaries of such person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement and (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.02.  As used in this Agreement, the following terms have the meanings specified below:

“Bankruptcy Code” means Title 11 of the United States Code.

“Collateral” means the Revolving Facility Collateral and the Term Loan Collateral.

“Company” means The Neiman Marcus Group, Inc., a Delaware corporation, as the surviving corporation of the merger with Newton Acquisition Merger Sub, Inc.

“Excluded Assets” has the meaning set forth (a) in the Term Loan Security Agreement, in the case of Term Loan First Lien Collateral, and (b) in the Revolving Facility Security Agreement, in the case of Revolving Facility First Lien Collateral.

“Existing Noteholders” means the Securityholders under and as defined in the Existing Notes Indenture.

“Existing Notes” means the 2008 Notes and the 2028 Debentures.

“Existing Notes Designated Collateral” has the meaning set forth in the Term Loan Security Agreement.

“Existing Notes Event of Default” means any “Event of Default”, as defined in the Existing Notes Indenture.

“Existing Notes Indenture” means the Indenture dated as of May 27, 1998, between the Company and the Existing Notes Trustee, pursuant to which the Existing Notes were issued.

“Existing Notes Obligations” has the meaning set forth in the Term Loan Security Agreement.

“Existing Notes Secured Parties” has the meaning set forth in the Term Loan Security Agreement.

“Existing Notes Trustee” means The Bank of New York, in its capacity as trustee under the Existing Notes Indenture, and its successors in such capacity.

“Grantor” means Holdings, the Company and each subsidiary of the Company that shall have created any Lien on any of its assets or properties to secure any of the Obligations.

“Holdings” means Newton Acquisition, Inc., a Delaware corporation.

“Junior Documents” means (a) in respect of the Term Loan First Lien Collateral, the Revolving Facility Documents, and (b) in respect of the Revolving Facility First Lien Collateral, the Term Loan/Notes Documents.

“Junior Liens” means (a) in respect of the Revolving Facility First Lien Collateral, the Term Loan Liens on such Collateral, and (b) in respect of the Term Loan First Lien Collateral, the Revolving Facility Liens on such Collateral.

“Junior Obligations” means (a) with respect to the Term Loan Obligations and the Existing Notes Obligations (to the extent such Obligations are secured by the Term Loan First Lien Collateral), the Revolving Facility Obligations, and (b) with respect to Revolving Facility Obligations (to the extent such Obligations are secured by the Revolving Facility First Lien Collateral), the Term Loan Obligations and the Existing Notes Obligations.

“Junior Obligations Collateral” means, with respect to any Senior Obligations, the Collateral securing the related Junior Obligations.

“Junior Obligations Event of Default” means (a) with respect to the Term Loan First Lien Collateral, any Revolving Facility Event of Default, and (b) with respect to the Revolving Facility First Lien Collateral, any Term Loan Event of Default or Existing Notes Event of Default.

“Junior Obligations Secured Parties” means (a) with respect to the Term Loan First Lien Collateral, the Revolving Facility Secured Parties, and (b) with respect to the Revolving Facility First Lien Collateral, the Term Loan Secured Parties and the Existing Notes Secured Parties.

“Junior Obligations Security Documents” means (a) with respect to the Revolving Facility First Lien Collateral, the Term Loan Security Documents, and (b) with respect to the Term Loan First Lien Collateral, the Revolving Facility Security Documents.

“Junior Representative” means (a) with respect to the Term Loan First Lien Collateral, the Revolving Facility Agent, and (b) with respect to the Revolving Facility First Lien Collateral, the Term Loan Agent.

“Lien” means any pledge, security interest, mortgage or other lien or encumbrance created to secure any indebtedness or other obligation.

“Mortgages” means the Term Loan Mortgages and the Revolving Facility Mortgages.

“Obligations” means the Term Loan Obligations, the Existing Notes Obligations and the Revolving Facility Obligations.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness in whole or in part; provided that the Refinancing indebtedness is secured by Liens in respect of the same assets and properties that secured the Refinanced indebtedness prior to such Refinancing. “Refinanced” and “Refinancing” shall have correlative meanings.

“Representative” means (a) in the case of any Revolving Facility Obligations, the Revolving Facility Agent, and (b) in the case of any Term Loan Obligations and Existing Notes Obligations, the Term Loan Agent.

“Revolving Facility Agent” means Deutsche Bank Trust Company Americas, in its capacity as administrative agent and collateral agent under the Revolving Facility Credit Agreement.

“Revolving Facility Collateral” means all assets and properties subject to Liens created by the Revolving Facility Security Documents to secure the Revolving Facility Obligations.

“Revolving Facility Credit Agreement” means the Credit Agreement dated as of October 6, 2005, among Holdings, the Company, the subsidiaries of the Company from time to time party thereto, the Revolving Facility Lenders and the Revolving Facility Agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time, with the same or different lenders and agents.

“Revolving Facility Documents” means the Revolving Facility Credit Agreement and the Revolving Facility Security Documents.

“Revolving Facility Event of Default” means any “Event of Default”, as defined in the Revolving Facility Credit Agreement.

“Revolving Facility First Lien Collateral” means any and all of the following assets and properties now owned or at any time hereafter acquired by any Grantor: (a) all Accounts arising from the sale or other disposition of Inventory; (b) all Inventory; (c) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments and (iv) Documents; (d) all Payment Intangibles (including corporate tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment; (e) all payments received from the Grantors’ credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of Inventory by the Company and its subsidiaries; (f) all collection accounts, deposit accounts and commodity accounts and any cash or other assets in any such accounts (excluding any net cash proceeds from the sale or other disposition of any Term Loan First Lien Collateral held in trust by the Term Loan Agent pending application in accordance with the Term Loan Credit Agreement); (g) all books and records related to the foregoing; and (h) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory of any Grantor and business interruption insurance; provided, however, under no circumstances shall Excluded Assets be Revolving Facility First Lien Obligations.  All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC.

“Revolving Facility First Lien Collateral Transition Date” means the earlier of (a) the date on which all the Revolving Facility Obligations shall have been paid in full (other than unripened or contingent indemnity obligations under the relevant Revolving Facility Documents for which no demand has been made) and the Revolving Facility Credit Agreement shall have been terminated and (b) the date on which the Revolving Facility First Lien Collateral shall have been released from the Liens created under the Revolving Facility Documents.

“Revolving Facility Lenders” means the Lenders under and as defined in the Revolving Facility Credit Agreement.

“Revolving Facility Liens” means the Liens on the Revolving Facility Collateral created under Revolving Facility Security Documents to secure the Revolving Facility Obligations.

“Revolving Facility Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Revolving Facility Agent, for the benefit of the Revolving Facility Agent and the Revolving Facility Secured Parties, on real property of a Grantor, including any amendment, modification or supplement thereto.

“Revolving Facility Obligations” means all “Secured Obligations” as such term is defined in the Revolving Facility Credit Agreement.

“Revolving Facility Required Parties” means the “Required Secured Parties” as such term is defined in the Revolving Facility Security Agreement.

“Revolving Facility Secured Parties” means, at any time, the Revolving Facility Agent, each Revolving Facility Lender and each other holder of, or obligee in respect of, any Revolving Facility Obligations outstanding at such time.

“Revolving Facility Security Agreement” means the Pledge and Security Agreement dated as of October 6, 2005, among Holdings, the Company, the subsidiaries of the Company from time to time party thereto and the Revolving Facility Agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

“Revolving Facility Security Documents” means the Revolving Facility Security Agreement, the Revolving Facility Mortgages, and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of Holdings, the Company or any of its subsidiaries to secure any Revolving Facility Obligations.

“Secured Parties” means the Term Loan Secured Parties, the Existing Notes Secured Parties the Revolving Facility Secured Parties.

“Security Documents” means the Term Loan Security Documents and the Revolving Facility Security Documents.

“Senior Liens” means (a) in respect of the Revolving Facility First Lien Collateral, the Revolving Facility Liens on such Collateral, and (b) in respect of the Term Loan First Lien Collateral, the Term Loan Liens on such Collateral (in the case of the Existing Notes Obligations, solely to the extent such Collateral constitutes Existing Notes Designated Collateral).

“Senior Obligations” means (a) with respect to the Revolving Facility Obligations (to the extent such Obligations are secured by the Term Loan First Lien Collateral), the Term Loan Obligations and the Existing Notes Obligations, and (b) with respect to Term Loan Obligations and the Existing Notes Obligations (to the extent such Obligations are secured by the Revolving Facility First Lien Collateral), the Revolving Facility Obligations.

“Senior Obligations Collateral” means (a) with respect to the Term Loan Obligations and the Existing Notes Obligations, the Revolving Facility First Lien Collateral, and (b) with respect to the Revolving Facility Obligations, the Term Loan First Lien Collateral.

“Senior Obligations Required Parties” means (a) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Required Parties, and (b) with respect to the Term Loan First Lien Collateral, the Term Loan Required Parties.

“Senior Obligations Secured Parties” means (a) with respect to the Term Loan First Lien Collateral, the Term Loan Secured Parties and the Existing Notes Secured Parties, and (b) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Secured Parties.

“Senior Obligations Security Documents” means (a) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Security Documents, and (b) with respect to the Term Loan First Lien Collateral, the Term Loan Security Documents.

“Senior Representative” means (a) with respect to the Term Loan First Lien Collateral, the Term Loan Agent, and (b) with respect to the Revolving Facility First Lien Collateral, the Revolving Facility Agent.

“subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Term Loan Agent” means Credit Suisse, in its capacity as collateral agent for the Term Loan Secured Parties and the Existing Notes Secured Parties.

“Term Loan Collateral” means all assets and properties subject to Liens created by the Term Loan Security Documents to secure the Term Loan Obligations and the Existing Notes Obligations.

“Term Loan Credit Agreement” means the Credit Agreement dated as of October 6, 2005, among Holdings, the Company, the subsidiaries of the Company from time to time party thereto, the Term Loan Lenders and the Term Loan Agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time, with the same or different lenders and agents.

“Term Loan Event of Default” means any “Event of Default”, as defined in the Term Loan Credit Agreement.

“Term Loan First Lien Collateral” means any and all of the following assets and properties now owned or at any time hereafter acquired by any Grantor (in the case of the Existing Notes Obligations, solely to the extent such assets or property constitute Existing Notes Designated Collateral): (a) all Accounts (but not including Accounts arising from the sale or other disposition of Inventory); (b) all real property, Fixtures and Equipment; (c) all Intellectual Property; (d) all Equity Interests in the Company and its subsidiaries; (e) all General Intangibles, Chattel Paper, Instruments and Documents (other than General Intangibles, Chattel Paper, Instruments and Documents that are Revolving Facility First Lien Collateral); (f) all Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment; (g) all intercompany indebtedness of Holdings and its subsidiaries; (h) all permits and licenses related to any of the foregoing (including any permits or licenses related to the ownership or operation of real property, Fixtures or Equipment of any Grantor); (i) all proceeds of insurance policies (other than any such proceeds that are Revolving Facility First Lien Collateral); (j) all books and records related to the foregoing and not constituting Revolving Facility First Lien Collateral; (k) all Products and Proceeds of any and all of the foregoing; and (l) all other Collateral not constituting Revolving Facility First Lien Collateral; provided, however, under no circumstances shall Excluded Assets be Term Loan First Lien Collateral.  All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC.

“Term Loan First Lien Collateral Transition Date” means the earlier of (a) the date on which all the Term Loan Obligations shall have been paid in full (other than unripened or contingent indemnity obligations under the relevant Term Loan/Notes Documents for which no demand has been made) and the Term Loan Credit Agreement shall have been terminated and (b) the date on which the Term Loan First Lien Collateral shall have been released from the Liens created under the Term Loan/Notes Documents.

“Term Loan Lenders” means the Lenders under and as defined in the Term Loan Credit Agreement.

“Term Loan Liens” means the Liens on the Term Loan Collateral created under the Term Loan Security Documents to secure the Term Loan Obligations and the Existing Notes Obligations.

“Term Loan Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Term Loan Agent, for the benefit of the Term Loan Agent, Term Loan Secured Parties and the Existing Notes Secured Parties, on real property of a Grantor, including any amendment, modification or supplement thereto.

“Term Loan Obligations” has the meaning set forth in the Term Loan Security Agreement.

“Term Loan Pari Passu Indebtedness” means indebtedness of the Company or its subsidiaries that is equally and ratably secured on a pari passu basis with the Term Loan Obligations, the Existing Notes Obligations and Refinancings thereof and is permitted to be so incurred in accordance with the Revolving Facility Credit Agreement and the Term Loan Credit Agreement.

“Term Loan Required Parties” means the “Required Secured Parties” as such term is defined in the Term Loan Security Agreement.

“Term Loan Secured Parties” has the meaning set forth in the Term Loan Security Agreement.

“Term Loan Security Agreement” means the Pledge and Security and Intercreditor Agreement dated as of October 6, 2005, among Holdings, the Company, the subsidiaries of the Company from time to time party thereto and the Term Loan Agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

“Term Loan Security Documents” means the Term Loan Security Agreement, the Term Loan Mortgages, and any other documents now existing or entered into after the date hereof that creates Liens on any assets or properties of Holdings, the Company or any of its subsidiaries to secure any Term Loan Obligations and Existing Notes Obligations.

“Term Loan/Notes Documents” means the Existing Notes Indenture, the Term Loan Credit Agreement and the Term Loan Security Documents.

“2008 Notes” means the Company’s 6.65% Senior Notes due 2008 in an initial aggregate principal amount of $125,000,000.

“2028 Debentures” means the Company’s 7.125% Debentures due 2028 in an initial aggregate principal amount of $125,000,000.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01.  Subordination of Junior Liens.  (a)  All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Term Loan/Notes Documents, the Revolving Facility Documents or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and such Senior Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing.

(b)  It is acknowledged that (i) the aggregate amount of the Senior Obligations may, subject to the limitations set forth in the Existing Notes Indenture, the Term Loan Credit Agreement and the Revolving Facility Credit Agreement, be increased, (ii) a portion of the Senior Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Obligations may be increased, extended, renewed or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the Revolving Facility Secured Parties, the Term Loan Secured Parties and the Existing Notes Secured Parties.  The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Junior Obligations or the Senior Obligations, by the release of any Collateral or guarantees securing any Senior Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02.  No Action With Respect to Junior Obligations Collateral Subject to Senior Liens.  No Junior Representative or other Junior Obligations Secured Party shall commence or instruct any Junior Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Obligations Collateral under any Junior Obligations Security Document, applicable law or otherwise, at any time when such Junior Obligations Collateral shall be subject to any Senior Lien and any Senior Obligations secured by such Senior Lien shall remain outstanding or any commitment to extend credit that would constitute Senior Obligations secured by such Senior Lien shall remain in effect, it being agreed that only the Senior Representative, acting in accordance with the applicable Senior Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies.  Notwithstanding the foregoing, any Junior Representative may, subject to Section 2.05, take all such actions as it shall deem necessary to perfect or continue the perfection of its Junior Liens.

SECTION 2.03.  No Duties of Senior Representative.  Each Junior Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Obligations Secured Party shall have any duties or other obligations to such Junior Obligations Secured Party with respect to any Senior Obligations Collateral, other than to transfer to the Junior Representative any proceeds of any such Collateral that constitutes Junior Obligations Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral, the payment and satisfaction in full of the Senior Obligations secured thereby and the termination of any commitment to extend credit that would constitute Senior Obligations secured thereby, or, if the Senior Representative shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Senior Representative or any Senior Obligations Secured Party.  In furtherance of the foregoing, each Junior Obligations Secured Party acknowledges and agrees that until the Senior Obligations secured by any Collateral shall have been paid and satisfied in full and any commitment to extend credit that would constitute Senior Obligations secured thereby shall have been terminated, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the Senior Obligations Security Documents without regard to any Junior Lien or any rights to which the holders of the Junior Obligations would otherwise be entitled as a result of such Junior Lien.  Without limiting the foregoing, each Junior Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Obligations Secured Party shall have any duty or obligation first to marshall or realize upon any type of Collateral (or any other collateral securing the Senior Obligations), or to sell, dispose of or otherwise liquidate all or any portion of the Collateral (or any other collateral securing the Senior Obligations), in any manner that would maximize the return to the Junior Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Obligations Secured Parties from such realization, sale, disposition or liquidation. Each of the Junior Obligations Secured Parties waives any claim such Junior Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Obligations Secured Party (or their representatives) arising out of (i) any actions which the Senior Representative or the Senior Obligations Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of any security for the Senior Obligations, (ii) any election by the Senior Representative or any Senior Obligations Secured Parties, in any proceeding instituted under the

Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code and/or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, Holdings or any of its subsidiaries as debtor-in-possession.

SECTION 2.04.  No Interference; Application of Proceeds; Payment Over; Reinstatement.  (a)  Each Junior Obligations Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any Senior Obligations or Senior Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement, (iii) it will not take any action the purpose or intent of which is to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Senior Obligations Collateral subject to any Junior Lien by any Senior Obligations Secured Party or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Senior Representative or other Senior Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Obligations Secured Party shall be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Obligations Secured Party with respect to any Collateral securing any Senior Obligations that is subject to any Junior Lien, (vi) it will not seek, and hereby waives any right, to have any Senior Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(b)  Prior to the Revolving Facility First Lien Collateral Transition Date, whether or not any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Holdings or any of its subsidiaries has been commenced, all Revolving Facility First Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Revolving Facility Agent or Revolving Facility Secured Parties, shall be applied by the Revolving Facility Agent to the Revolving Facility Obligations in such order as specified in the relevant Revolving Facility Documents. After the Revolving Facility First Lien Collateral Transition Date, the Revolving Facility Agent shall deliver to the Term Loan Agent any Revolving Facility First Lien Collateral and proceeds of such Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Term Loan Agent in such order as specified in the Term Loan Security Agreement and/or the other relevant Term Loan/Notes Documents.  The Revolving Facility Agent shall provide the Term Loan Agent and the Company with notice of a pending Revolving Facility First Lien Collateral Transition Date within 5 Business Days of the Revolving Facility Agent becoming aware of the pendency of such date in order that the Term Loan Agent may make the necessary preparations for the transfer of any Collateral.

(c)  Prior to the Term Loan First Lien Collateral Transition Date, whether or not any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Holdings or any of its subsidiaries has been commenced, all Term Loan First Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Term Loan Agent or the Term Loan Secured Parties, shall be applied by the Term Loan Agent to the Term Loan Obligations and the Existing Notes Obligations in such order as specified in the Term Loan Security Agreement and/or the other relevant Term Loan/Notes Documents.  After the Term Loan First Lien Collateral Transition Date, the Term Loan Agent shall deliver to the Revolving Facility Agent any Term Loan First Lien Collateral and proceeds of such Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Revolving Facility Agent in such order as specified in the relevant Revolving Facility Documents.  The Term Loan Agent shall provide the Revolving Facility Agent and the Company with notice of a pending Term Loan First Lien Collateral Transition Date within 5 Business Days of the Term Loan Agent becoming aware of the pendency of such date in order that the Revolving Facility Agent may make the necessary preparations for the transfer of any Collateral, including cooperating with the Grantors to grant any Liens in any Existing Notes Designated Collateral required to be granted pursuant to the Revolving Facility Documents and the Existing Notes Indenture.

(d)  The Junior Representative and each other Junior Obligations Secured Party hereby agrees that if it shall obtain possession of any Senior Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Junior Obligations Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time when any Senior Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute Senior Obligations secured or intended to be secured by such Senior Lien shall remain in effect, then it shall hold such Collateral, proceeds or payment in trust for the Senior Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative.  Each Junior Obligations Secured Party agrees that if, at any time, all or part of any payment with respect to any Senior Obligations previously made shall be rescinded for any reason whatsoever, such Junior Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it in respect of any Collateral subject to any Senior Lien securing such Senior Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Obligations.

SECTION 2.05.  Automatic Release of Junior Liens.  The Junior Representative and each other Junior Obligations Secured Party agrees that any Junior Lien on any Senior Obligations Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Senior Obligations Collateral are released and such release (a) is in connection with the sale, transfer or other disposition of such Senior Obligations Collateral subject to such Junior Lien, so long as such sale, transfer or other disposition is then permitted by the Junior Documents, (b) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Senior Obligations Collateral or (c) shall have been approved by the Senior Obligations Required Parties, so long as no Junior Obligations Event of Default shall have occurred and be continuing at such time.  The Junior Representative agrees to execute and deliver all such releases and other instruments as shall reasonably be requested by the Senior Representative or the Company to evidence and confirm any release of Junior Obligations Collateral provided for in this Section.

SECTION 2.06.  Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.  (a)  This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Holdings or any of its subsidiaries.

(b)  If Holdings or any of its subsidiaries shall become subject to a case under the U.S. Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the U.S. Bankruptcy Code or the use of cash collateral with the consent of the DIP Lenders under Section 363 of the U.S. Bankruptcy Code, each Term Loan Secured Party and Existing Notes Secured Party agrees that it will raise no objection to any such financing or to the Liens securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Revolving Facility First Lien Collateral, unless the Revolving Facility Secured Parties, or a representative authorized by the Revolving Facility Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Revolving Facility Liens, the Term Loan Agent will, for itself and on behalf of the other Term Loan Secured Parties and Existing Notes Secured Parties, subordinate the Term Loan Liens to the Revolving Facility Liens and the DIP Financing Liens), so long as the Term Loan Secured Parties and Existing Notes Secured Parties retain Liens on all the Term Loan First Lien Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same priority relative to the priority of the Liens of the Revolving Secured Parties as existed prior to the commencement of the case under the U.S. Bankruptcy Code.

SECTION 2.07.  Reinstatement.  In the event that any of the Senior Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Obligations shall again have been paid in full in cash.

SECTION 2.08.  Entry Upon Premises by the Revolving Facility Agent.  (a)  If the Revolving Facility Agent takes any enforcement action with respect to the Revolving Facility First Lien Collateral, the Term Loan Secured Parties and the Existing Notes Secured Parties (i) shall cooperate with the Revolving Facility Agent in its efforts to enforce its security interest in the Revolving Facility First Lien Collateral and to finish any work-in-process and assemble the Revolving Facility First Lien Collateral, (ii) shall not hinder or restrict in any respect the Revolving Facility Agent from enforcing its security interest in the Revolving Facility First Lien Collateral or from finishing any work-in-process or assembling the Revolving Facility First Lien Collateral, and (iii) shall permit the Revolving Facility Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the Revolving Facility Secured Parties, to enter upon and use the Term Loan First Lien Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) intellectual property), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (A) assembling and storing the Revolving Facility First Lien Collateral and completing the processing of and turning into finished goods any Revolving Facility First Lien Collateral consisting of work-in-process, (B) selling any or all of the Revolving Facility First Lien Collateral located on such Term Loan First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the Revolving Facility First Lien Collateral located on such Term Loan First Lien Collateral, and/or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the Revolving Facility Secured Parties in and to the Revolving Facility First Lien Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan Agent from selling, assigning or otherwise transferring any Term Loan First Lien Collateral prior to the expiration of such 180 day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section.  If any stay or other order prohibiting the exercise of remedies with respect to the Revolving Facility First Lien Collateral has been entered by a court of competent jurisdiction, such 180 day period shall be tolled during the pendency of any such stay or other order.

(b)  During the period of actual occupation, use and/or control by the Revolving Facility Secured Parties or their agents or representatives of any Term Loan First Lien Collateral, the Revolving Facility Secured Parties shall be obligated to repair at their expense any physical damage to such Term Loan First Lien Collateral resulting from such occupancy, use or control, and to leave such Term Loan First Lien Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted.  Notwithstanding the foregoing, in no event shall the Revolving Facility Secured Parties have any liability to the Term Loan

Secured Parties or the Existing Notes Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Loan First Lien Collateral existing prior to the date of the exercise by the Revolving Facility Secured Parties of their rights under this Section and the Revolving Facility Secured Parties shall have no duty or liability to maintain the Term Loan First Lien Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Facility Secured Parties, or for any diminution in the value of the Term Loan First Lien Collateral that results from ordinary wear and tear resulting from the use of the Term Loan First Lien Collateral by the Revolving Facility Secured Parties in the manner and for the time periods specified under this Section 2.08.  Without limiting the rights granted in this paragraph, the Revolving Facility Secured Parties shall cooperate with the Term Loan Secured Parties in connection with any efforts made by the Term Loan Secured Parties to sell the Term Loan First Lien Collateral.

SECTION 2.09.  Amendments to Security Documents.  (a)  Without the prior written consent of the Senior Representative, no Junior Obligations Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Obligations Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement.

(b)  In the event that the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Obligations Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Obligations Security Document or changing in any manner the rights of the Senior Representative, the Senior Obligations Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens on Senior Obligations Collateral permitted by Section 2.05), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Obligations Security Document without the consent of the Junior Representative or any Junior Obligations Secured Party and without any action by the Junior Representative, the Company or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to the Junior Representative.

SECTION 2.10.  Refinancings.  The Revolving Facility Obligations, Term Loan Obligations and the Existing Notes Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any Revolving Facility Document or any Term Loan/Notes Document) of the Revolving Facility Agent, the Revolving Facility Secured Parties, the Term Loan Agent, the Term Loan Secured Parties or the Existing Notes Secured Parties, as the case may be, all without affecting the lien priorities provided for herein or the other provisions hereof, provided, however, that the holders of such Refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the Revolving Facility Agent or the Term Loan Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Revolving Facility Agent or the Term Loan Agent, as the case may be, and any such Refinancing transaction shall be in accordance with the provisions of both the Revolving Facility Documents and the Term Loan/Notes Documents.

SECTION 2.11.  Insurance.  Unless and until the Revolving Facility Agent shall have delivered written notice to the Term Loan Agent that the Revolving Facility Obligations have been paid in full, as between the Revolving Facility Agent, on the one hand, and the Term Loan Agent, on the other hand, only the Revolving Facility Agent will have the right to adjust or settle any insurance policy or claim covering or constituting Revolving Facility First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Revolving Facility First Lien Collateral.  Unless and until the Term Loan Agent shall have delivered written notice to the Revolving Facility Agent that the Term Loan Obligations have been paid in full, as between the Revolving Facility Agent, on the one hand, and the Term Loan Agent, on the other hand, only the Term Loan Agent will have the right to adjust or settle any insurance policy covering or constituting Term Loan First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Term Loan First Lien Collateral.  To the extent that an insured loss covers or applies to assets or property, some of which constitute Revolving Facility First Lien Collateral and some of which constitute Term Loan First Lien Collateral, then the Revolving Facility Agent and the Term Loan Agent will work jointly and in good faith to collect, adjust or settle under the relevant insurance policy.

ARTICLE III

Sub-Agency for Perfection of Certain Security Interests; Rights Under Permits and Licenses

SECTION 3.01.  General.  The Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative will serve as sub-agent for the Junior Representative for the sole purpose of perfecting the Junior Lien of the Junior Representative and the other Junior Obligations Secured Parties on such Collateral.  It is agreed that the obligations of the Senior Representative and the rights of the Junior Representative and the other Junior Obligations Secured Parties in connection with any such sub-agency arrangement will be in all respects subject to the provisions of Article II.  The Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility to the Junior Representative or any other Junior Obligations Secured Party for such perfection, it being understood that the sole purpose of this Article is to enable the Junior Obligations Secured Parties to obtain a perfected Junior Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Representative.  Subject to

Section 2.07, at such time as the Senior Obligations secured by the Senior Lien of the Senior Representative and the other Senior Obligations Secured Parties shall have been paid and satisfied in full and any commitment to extend credit that would constitute such Senior Obligations shall have been terminated, the Senior Representative shall take all such actions in its power as shall reasonably be requested by the Junior Representative to transfer possession or control of such Collateral or any such account to the Junior Representative.

SECTION 3.02.  Depositary Accounts.  Holdings and its subsidiaries, in accordance with the Revolving Facility Credit Agreement, shall maintain blocked account arrangements relating to depositary accounts (the “Depositary Accounts”) with certain depositary banks (the “Depositary Banks”) in which all collections from any Inventory and related Accounts are deposited.  The Revolving Facility Agent will act as sub-agent for the Term Loan Agent for the purpose of perfecting the Liens of the Term Loan Secured Parties in all such Depositary Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Term Loan Secured Parties except as set forth in the last sentence of this Section).  After the occurrence of the Revolving Facility First Lien Collateral Transition Date, the Revolving Facility Agent shall (a) at the request of the Term Loan Agent, transfer all cash and other assets in such Depositary Accounts maintained with it to the Term Loan Agent and (b) at the request of the Term Loan Agent, cooperate with the Company and the Term Loan Agent (at the expense of the Company) in permitting control of any other Depositary Accounts to be transferred to the Term Loan Agent (or for other arrangements with respect to each such Depositary Account satisfactory to the Term Loan Agent to be made).

SECTION 3.03.  Rights under Permits and Licenses.  The Term Loan Agent agrees that if the Revolving Facility Agent shall require rights available under any permit or license controlled by the Term Loan Agent in order to realize on any Revolving Facility First Lien Collateral, the Term Loan Agent shall take all such actions as shall be available to it, consistent with applicable law and reasonably requested by the Revolving Facility Agent, to make such rights available to the Revolving Facility Agent.

ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Obligations or Junior Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such commercially reasonable method as it may, in the exercise its good faith judgment, determine, including by reliance upon a certificate of the Company.  Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to Holdings, the Company or any of its subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that (a) no Representative or other Secured Party shall have any liability to any Grantor as a result of the performance of its obligations hereunder and (b) the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements.

ARTICLE VI

Representations and Warranties

SECTION 6.01.  Representations and Warranties of Each Representative.  Each Representative represents and warrants to the other parties hereto as follows:

(a)  Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)  The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such party or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party.

(d)  In the case of the Term Loan Agent, it represents and warrants to the other parties hereto that it is authorized under the Term Loan Credit Agreement and the Term Loan Security Agreement to enter into this Agreement.

(e)  In the case of the Revolving Facility Agent, it represents and warrants to the other parties hereto that it is authorized under the Revolving Facility Credit Agreement to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)  if to the Revolving Facility Agent, to it at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention of Marguerite Sutton (Telecopy No. (212) 797-5690);

(b)  if to the Term Loan Agent, to it at Credit Suisse, Eleven Madison Avenue, New York, New York 10010, Attention of Agency Group (Telecopy No. (212) 325-8304);

(c)  if to Holdings or the Company, to it at The Neiman Marcus Group, Inc., One Marcus Square, 1618 Main Street, Dallas, Texas 75201, Attention of General Counsel (Telecopy No. (214) 743-7611); and

(d)  if to any other Grantor, to it in care of the Company as provided in clause (c) above.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Grantor).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01.  As agreed to in writing among the Company and the Representatives from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02.  Waivers; Amendment.  (a)   No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative, Holdings and the Company; provided, however, this Agreement may be amended from time to time as necessary at the request of the Company, at the Company’s expense, and without the consent of Term Loan Agent, the Revolving Facility Agent or any other Secured Party (i) to add other parties holding Term Loan Pari Passu Indebtedness (or any authorized agent or trustee thereof), (ii) to establish that the Liens on any Term Loan First Lien Collateral securing such Term Loan Pari Passu Indebtedness shall be senior and superior in right, priority, operation and effect to any and all Liens on the Term Loan First Lien Collateral securing any Revolving Facility Obligations, (iii) to establish that the Liens on any Revolving Facility First Lien Collateral securing such Term Loan Pari Passu Indebtedness shall be subordinated and junior in right, priority, operation and effect to any and all Liens on the Revolving Facility First Lien Collateral securing any Revolving Facility Obligations, and (iv) to provide to the holders of such Term Loan Pari Passu Indebtedness (or any authorized agent or trustee thereof) the comparable rights and benefits as are provided to the holders of the Term Loan Obligations and the Existing Notes Obligations under this Agreement.  Any such additional party, the Revolving Facility Agent and the Term Loan Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate any Term Loan/Notes Document or Revolving Facility Document if such determination is set forth in an Officers’ Certificate (as such term is defined in the Term Loan Credit Agreement) delivered to such party, the Revolving Facility Agent and the Term Loan Agent; provided, however, that no such determination will affect whether or not Company has complied with its undertakings under the Term Loan/Notes Documents or the Revolving Facility Documents.

SECTION 7.03.  Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04.  Certain Provisions.  The Company and each of the Representatives agrees that the Term Loan Credit Agreement, the Revolving Facility Credit Agreement and the Security Documents shall contain the applicable provisions set forth on Annex I hereto (or provisions substantially similar thereto).  The Company and each of the Representatives further agrees that each Mortgage covering any Collateral shall contain such language as the Revolving Facility Agent and the Term Loan Agent may request to reflect the Lien priorities covering such Collateral provided for herein.

SECTION 7.05.  Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 7.06.  Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.08.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of laws provisions thereof.

(b)  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c)  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.09.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.10.  Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.11.  Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Security Documents, the provisions of this Agreement shall control.

SECTION 7.12.  Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Facility Secured Parties, on the one hand, and the Term Loan Secured Parties and the Existing Notes Secured Parties, on the other hand.  None of Holdings, the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement, and none of Holdings, the Company, or any other Grantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of Holdings, the Company or any other Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Revolving Facility Agent,

By
/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Managing Director

By
/s/ Marguerita Sutton
	Name:	Marguerita Sutton
	Title:	Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Term Loan Agent,

By
/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Director

By
/s/ Vanessa Gomez
	Name:	Vanessa Gomez
	Title:	Vice President

NEWTON ACQUISITION, INC.,

By
/s/ Nelson A. Bangs
	Name:	Nelson A. Bangs
	Title:	Senior Vice President and General Counsel

NEWTON ACQUISITION MERGER SUB, INC. (to be merged with and into The Neiman Marcus Group, Inc.),

By
/s/ Kewsong Lee
	Name:	Kewsong Lee
	Title:	Senior Vice President

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

By
/s/ Nelson A. Bangs
	Name:	Nelson A. Bangs
	Title:	Vice President

NM NEVADA TRUST,

By
/s/ Nelson A. Bangs
	Name:	Nelson A. Bangs
	Title:	Vice President

SCHEDULE I

Subsidiary Parties

Bergdorf Goodman, Inc.
BergdorfGoodman.com, LLC
Bergdorf Graphics, Inc.
Neiman Marcus Holdings, Inc.
Neiman Marcus Special Events, Inc.
NEMA Beverage Corporation
NEMA Beverage Holding Corporation
NEMA Beverage Parent Corporation
NM Financial Services, Inc.
NM Kitchens, Inc.
NMGP, LLC
Worth Avenue Leasing Company

ANNEX I

Provision for the Revolving Facility Credit Agreement and the Term Loan Credit Agreement

Reference is made to the Intercreditor Agreement.  Each Lender hereunder (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the [Revolving Facility Agent] [Term Loan Agent] to enter into the Intercreditor Agreement as [Revolving Facility Agent] [Term Loan Agent] and on behalf of such Lender.  The foregoing provisions are intended as an inducement to the Lenders under the Credit Agreement to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Provision for Revolving Facility Security Documents and the Term Loan Security Documents

Reference is made to the Intercreditor Agreement.  Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Obligations Security Documents (as defined in the Intercreditor Agreement).  In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.